THE MANAGERS FUNDS

AMENDMENT NO. 19 TO THE DECLARATION OF TRUST

CERTIFICATE AND INSTRUMENT OF AMENDMENT

The undersigned, constituting at least a majority of the Trustees of The Managers Funds (the “Trust”), a business trust organized under the laws of The Commonwealth of Massachusetts, do hereby certify that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 2.1, 2.9, 5.11 and 8.3 of the Trust’s Declaration of Trust dated November 23, 1987, as amended from time to time, and by resolutions adopted by the affirmative vote of a majority of the Trustees at a meeting of the Trustees held on December 1-2, 2011 attached as Exhibit A hereto, the name of the following series is changed as follows:

Previous Name	New Name
Managers Global Bond Fund	Managers Global Bond Income Opportunity Fund

The foregoing amendment may be signed in counterparts with the same effect as if all signatories had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

The foregoing amendment shall become effective upon its filing with the Secretary of The Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of December 2, 2011.

/s/ Jack W. Aber	/s/ Christine C. Carsman
Jack W. Aber	Christine C. Carsman

/s/ William E. Chapman, II	/s/ Edward J. Kaier
William E. Chapman, II	Edward J. Kaier

/s/ Steven J. Paggioli	/s/ Eric Rakowski
Steven J. Paggioli	Eric Rakowski

/s/ Thomas R. Schneeweis	/s/ John H. Streur
Thomas R. Schneeweis	John H. Streur

EXHIBIT A

THE MANAGERS FUNDS

Resolutions of the Board of Trustees

At a Meeting Held on December 1-2, 2011

RESOLVED:	That, effective upon the filing of an amendment to the Declaration of Trust of The Managers Funds, as amended (the
“Declaration of Trust”), with the Secretary of The Commonwealth of Massachusetts, the name of Managers Global
Bond Fund (the “Global Bond Fund”) be changed to Managers Global Bond Income Opportunity Fund.

RESOLVED:	That the officers of The Managers Funds be, and each hereby is, authorized and directed to prepare and file with the Secretary of The Commonwealth of Massachusetts and other applicable authorities an amendment to the Declaration of Trust to reflect the Global Bond Fund’s name change, as described in the preceding resolution.